EX99.906

CERTIFICATION

Jordan Ruddy, President and Principal Executive Officer, and Simon Adamiyatt, Treasurer and Principal Financial Officer, of Bluerock High Income Institutional Credit Fund (the “Registrant”), each certify to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President (Principal Executive Officer)	Treasurer (Principal Financial Officer)
Bluerock High Income Institutional Credit Fund	Bluerock High Income Institutional Credit Fund

/s/ Jordan Ruddy	/s/ Simon Adamiyatt
Jordan Ruddy, President and Principal Executive Officer	Simon Adamiyatt, Treasurer and Principal Financial Officer
June 5, 2026	June 5, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.